UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2024

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 5 to Joint Development Agreement between FuelCell Energy, Inc. and ExxonMobil Technology and Engineering Company

On and effective as of March 31, 2024, FuelCell Energy, Inc. (the “Company”) and ExxonMobil Technology and Engineering Company (f/k/a ExxonMobil Research and Engineering Company) (“EMTEC”) entered into Amendment No. 5 (“Amendment No. 5”) to the Joint Development Agreement between the Company and EMTEC (as amended, the “Joint Development Agreement”).

Under the Joint Development Agreement, the Company has engaged in exclusive research and development efforts with EMTEC to evaluate and develop improved carbonate fuel cells to reduce carbon dioxide emissions from industrial and power sources in exchange for (i) payment by EMTEC of certain fees and costs (including research costs) and (ii) certain licenses.

The term of the Joint Development Agreement, which was initially a two year term, commenced effective as of October 31, 2019. In a series of amendments to the Joint Development Agreement, which were effective as of October 31, 2021, April 30, 2022, December 1, 2022, and August 31, 2023, the Company and EMTEC extended the term of the Joint Development Agreement such that it was to expire by its terms on March 31, 2024 and increased the maximum amount of research costs to be reimbursed by EMTEC from $45.0 million to $67.0 million. The original terms of the Joint Development Agreement and the terms of the amendments thereto are described more fully in the Current Reports on Form 8-K filed by the Company on November 6, 2019, November 2, 2021, May 5, 2022, December 19, 2022, and August 28, 2023.

In Amendment No. 5, the Company and EMTEC further extended the term of the Joint Development Agreement such that it will end on December 31, 2026 (unless terminated earlier), so that the Company and EMTEC may pursue continued work to allow for technical readiness of the Generation 2 Technology fuel cell module as well as additional continuous technology development. In parallel with the Joint Development Agreement, the Company and EMTEC will pursue pioneer commercial deployments of the Generation 2 Technology with third parties, with the Company as the fuel cell module manufacturer for such deployments.

In furtherance of the ultimate goal of commercializing the Generation 2 Technology, Amendment No. 5 provides the Company with the ability to pursue new carbon capture projects with third parties for the remaining duration of the term of the Joint Development Agreement using Generation 1 Technology or Generation 2 Technology (provided that the use of Generation 2 Technology must be limited to the use of Generation 2 physical fuel cell properties and design elements in Generation 1 Technology modules), with any new sales of such activities, authorized work, and carbon capture projects, when summed together, having the capability of capturing no more than 250,000 tons of CO2 on a cumulative annual basis. Under Amendment No. 5, following expiration of the term of the Joint Development Agreement, the Company will also have the opportunity to continue to service continuing obligations for such projects entered into during the term of the Joint Development Agreement (e.g., completion of contracted builds, service and repair/replacement of components, etc.). To allow the Company to pursue such projects, in Amendment No. 5, EMTEC also granted to the Company a worldwide, non-exclusive, royalty-free, irrevocable (during the term of the Joint Development Agreement), non-sub-licensable license to EMTEC’s Generation 1 Technology as well as to EMTEC’s Generation 2 Technology physical fuel cell properties and design elements (including EMTEC’s background information and background patents relating to Generation 2 Technology physical fuel cell properties and design elements).

Amendment No. 5 also removed the cap on the maximum amount of research costs to be reimbursed by EMTEC, and instead includes an expected annual budget for the anticipated work through the remaining term of the Joint Development Agreement of at least $10.0 million per year, subject to approval by EMTEC. Research costs will be set forth in project descriptions that are subject to mutual agreement and pre-approval by the Company and EMTEC in writing. As has been the case for the entire term of the Joint Development Agreement, project descriptions will continue to be described in written, mutually agreed upon documents. In addition, in Amendment No. 5, the hourly rates for the Company’s engineers, scientists, and all other full-time employees were increased by 15% over the rates established in the original Joint Development Agreement, and such rates will increase by 3% annually beginning on March 31, 2025.

For the Company’s use in power applications and hydrogen applications, the Joint Development Agreement includes certain worldwide, non-exclusive, perpetual, irrevocable licenses to practice the Program Results (as defined in the Joint Development Agreement), EMTEC’s background information and background patents for Generation 1 Technology, and EMTEC’s background information and background patents for Generation 2 Technology. Amendment No. 5 makes clear that such licenses will continue on a royalty-free basis going forward.

The foregoing summary of the terms of Amendment No. 5 is qualified in its entirety by reference to the full text of Amendment No. 5, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, the foregoing summary of the terms of the Joint Development Agreement is qualified in its entirety by reference to the full text of the Joint Development Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 6, 2019 and is incorporated herein by reference.

Other Material Relationships with EMTEC

Rotterdam Pilot Project

As previously reported in a Current Report on Form 8-K filed by the Company on February 6, 2024, on January 31, 2024, the Company received a binding purchase order from Esso Nederland B.V. (“Esso”), an affiliate of Exxon Mobil Corporation and EMTEC, for fuel cell modules as well as engineering, procurement, fabrication, testing and delivery services required for the construction and implementation of the modular point source carbon capture pilot plant at the Esso Rotterdam Manufacturing Complex. This purchase order provides the funding required by the Company to complete the manufacturing, engineering and other work to support the pilot project through start-up at the project site. This pilot project will be a full-scale commercial prototype of the modules expected to be used in large scale systems for industrial and commercial point source carbon capture applications.

This purchase order is being described only for the purpose of identifying other material relationships between the Company and EMTEC and is not impacted by Amendment No. 5.

License Agreement

In addition to the Joint Development Agreement, in June 2019, the Company and EMTEC entered into a license agreement to facilitate the further development of the Company’s SureSource CaptureTM product. Pursuant to this license agreement, the Company granted EMTEC and its affiliates a non-exclusive, worldwide, fully-paid, perpetual, irrevocable, non-transferable license and right to use the Company’s patents filed on or before April 30, 2021, and any data, know-how, improvements, equipment designs, methods, processes and the like provided directly by the Company or its affiliates to EMTEC or its affiliates under any agreement or otherwise, on or before April 30, 2021, to the extent it is useful to research, develop and commercially exploit carbonate fuel cells in applications in which the fuel cells concentrate carbon dioxide from industrial and power sources and for any other purpose attendant thereto or associated therewith.

This license agreement is being described only for the purpose of identifying other material relationships between the Company and EMTEC and is not impacted by Amendment No. 5.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding future events or the Company’s future performance that involve certain contingencies and uncertainties. The forward-looking statements include, without limitation, statements with respect to the Company’s plans and expectations regarding the continuing development and commercialization of its carbon capture technology, the Company’s expectations regarding the construction of a pilot project and the funding required for such project, the markets in which the Company expects to operate, the expected demand for the Company’s technology and products, and the expected capabilities of and uses for the Company’s technology and products. These forward-looking statements are not guarantees of future performance, and all forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, the risks set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023. The forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement contained herein to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1*	Second Amended and Restated By-Laws of FuelCell Energy, Inc., effective as of February 22, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 22, 2024).

10.1	Amendment No. 5 to Joint Development Agreement between FuelCell Energy, Inc. and ExxonMobil Technology and Engineering Company, executed and effective as of March 31, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The Company previously incorporated this exhibit by reference into its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2024 filed with the SEC on March 7, 2024 (the “Form 10-Q”). The Company is listing this exhibit in this Current Report on Form 8-K to correct an inaccurate hyperlink in the Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: April 4, 2024	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer